                                                                      EXHIBIT 2

                                     BYLAWS

                                       OF

                            L.A. T SPORTSWEAR, INC.

                                     BYLAWS
                                       OF
                            L.A. T SPORTSWEAR, INC.


                               TABLE OF CONTENTS


                                                                                                                Page


ARTICLE I.          DEFINITIONS .................................................................................. 1

ARTICLE II.         GENERAL PROVISIONS REGARDING NOTICES.......................................................... 1

        Section 1.  NOTICES....................................................................................... 1
        Section 2.  WAIVER OF NOTICE.............................................................................. 2

ARTICLE III.        SHAREHOLDERS' MEETINGS........................................................................ 3

        Section 1.  PLACE OF MEETING.............................................................................. 3
        Section 2.  ANNUAL MEETING................................................................................ 3
        Section 3.  SPECIAL MEETINGS.............................................................................. 4
        Section 4.  NOTICE TO SHAREHOLDERS........................................................................ 4
        Section 5.  FIXING OF RECORD DATE......................................................................... 5
        Section 6.  QUORUM AND VOTING REQUIREMENTS................................................................ 5
        Section 7.  PROXIES....................................................................................... 6
        Section 8.  INFORMAL ACTIONS BY SHAREHOLDERS.............................................................. 6

ARTICLE IV.         DIRECTORS..................................................................................... 6

        Section 1.  GENERAL POWERS................................................................................ 6
        Section 2.  NUMBER, TENURE, QUALIFICATIONS................................................................ 7
        Section 3.  VACANCIES, HOW FILLED......................................................................... 7
        Section 4.  PLACE OF MEETING.............................................................................. 7
        Section 5.  COMPENSATION.................................................................................. 7
        Section 6.  REGULAR MEETINGS.............................................................................. 7
        Section 7.  SPECIAL MEETINGS.............................................................................. 7
        Section 8.  GENERAL PROVISIONS REGARDING NOTICE AND WAIVER................................................ 7
        Section 9.  QUORUM........................................................................................ 8
        Section 10.  MANNER OF ACTING............................................................................. 8
        Section 11.  COMMITTEES................................................................................... 8
        Section 12.  ACTION WITHOUT FORMAL MEETING................................................................ 8
        Section 13.  CONFERENCE CALL MEETINGS..................................................................... 9

ARTICLE V.          OFFICERS...................................................................................... 9

        Section 1.  GENERALLY..................................................................................... 9
        Section 2.  POWERS AND DUTIES OF THE CHAIRMAN............................................................. 9


                                                                                                                Page


        Section 3.  POWERS AND DUTIES OF THE VICE CHAIRMAN....................................................... 10
        Section 4.  POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER............................................. 10
        Section 5.  POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER............................................. 10
        Section 6.  POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER............................................. 10
        Section 7.  POWERS AND DUTIES OF THE PRESIDENT........................................................... 10
        Section 8.  POWERS AND DUTIES OF THE VICE PRESIDENT...................................................... 10
        Section 9.  POWERS AND DUTIES OF THE SECRETARY........................................................... 10
        Section 10.  POWERS AND DUTIES OF THE TREASURER.......................................................... 11
        Section 11.  ADDITIONAL OFFICERS......................................................................... 11
        Section 12.  GIVING OF BOND BY OFFICERS.................................................................. 11
        Section 13.  VOTING UPON STOCKS.......................................................................... 11
        Section 14.  COMPENSATION OF OFFICERS.................................................................... 11

ARTICLE VI.         INDEMNIFICATION.............................................................................. 12

        Section 1.  DEFINITIONS FOR INDEMNIFICATION PROVISIONS................................................... 12
        Section 2.  MANDATORY INDEMNIFICATION AGAINST EXPENSES................................................... 12
        Section 3.  AUTHORITY FOR INDEMNIFICATION................................................................ 12
        Section 4.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION........................................... 13
        Section 5.  SHAREHOLDER-APPROVED INDEMNIFICATION......................................................... 14
        Section 6.  ADVANCES FOR EXPENSES........................................................................ 14
        Section 7.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS........................................... 15
        Section 8.  INSURANCE.................................................................................... 15
        Section 9.  EXPENSES FOR APPEARANCE AS WITNESS........................................................... 15

ARTICLE VII.        FAIR PRICE REQUIREMENTS...................................................................... 15

        Section 1.  DEFINITIONS.................................................................................. 15
        Section 2.  ADDITIONAL BUSINESS COMBINATION APPROVAL..................................................... 18
        Section 3.  "INTERESTED SHAREHOLDER" DEFINED AND
                    EXCEPTION TO VOTE REQUIREMENT OF ARTICLE
                    VII, SECTION 2............................................................................... 19
        Section 4.  REPEAL OF ARTICLE VII AND LIMITATIONS........................................................ 20

ARTICLE VIII.       BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS........................................... 21

        Section 1.  DEFINITIONS.................................................................................. 21
        Section 2.  BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS........................................... 22
        Section 3.  REPEAL OF ARTICLE VIII....................................................................... 23

ARTICLE IX.         FISCAL YEAR.................................................................................. 23

ARTICLE X.          ANNUAL STATEMENTS............................................................................ 24


                                     (ii)


                                                                                                                Page


ARTICLE XII.        CAPITAL STOCK................................................................................ 24

        Section 1.  FORM......................................................................................... 24
        Section 2.  TRANSFER..................................................................................... 25
        Section 3.  RIGHTS OF HOLDER............................................................................. 25
        Section 4.  LOST OR DESTROYED CERTIFICATES............................................................... 25

ARTICLE XII.        SEAL......................................................................................... 25

ARTICLE XIII.       REGISTERED OFFICE AND REGISTERED AGENT....................................................... 25

ARTICLE XIV.        AMENDMENTS .................................................................................. 26

        Section 1.  AMENDMENTS GENERALLY......................................................................... 26
        Section 2.  BYLAW INCREASING QUORUM OR VOTING REQUIREMENTS............................................... 26
        Section 3.  AMENDMENT OF ARTICLES VII AND VIII........................................................... 27


                                     (iii)

                                     BYLAWS
                                       OF
                            L.A. T SPORTSWEAR, INC.

                          (ADOPTED: JANUARY 24, 1994)


                                   ARTICLE I.

                                  DEFINITIONS

        As used in these Bylaws, the terms set forth below when capitalized shall have the meanings indicated, as follows:

        "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

        "Board" shall mean the Board of Directors of the Corporation.

        "Chief Executive Officer" shall mean the President of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 4 of Article V of these Bylaws.

        "Code" shall mean the Georgia Business Corporation Code, as amended from time to time.

        "Corporation" shall mean L.A. T Sportswear, Inc., a Georgia corporation.

        "Secretary" shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 5 of Article V of these Bylaws.

        "Secretary of State" shall mean the Secretary of State of Georgia.

        "Voting Group" shall have the meaning set forth in subsection (a) of
Section 6 of Article III of these Bylaws.

                                  ARTICLE II.

                      GENERAL PROVISIONS REGARDING NOTICES

        Section 1. NOTICES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law:

        (a) Any notice required by these Bylaws or by law shall be in writing unless oral notice is reasonable under the circumstances.

        (b) Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

        (c) Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided that if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

        (d) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

        (e) Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

        (1) When received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

        (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

        (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

        (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

        (g) In calculating time periods for notice under these Bylaws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

        Section 2. WAIVER OF NOTICE. Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

        (a) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

        (b) A shareholder's attendance at a meeting:

        (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

        (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        (c) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Code and obtain payment for his shares shall not be effective unless:

        (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Code; or

        (2) The waiver expressly waives the right to receive the material required to be furnished.

        (d) A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection
(e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

        (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE III.

                             SHAREHOLDERS' MEETINGS

        Section 1. PLACE OF MEETING. The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders' meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

        Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the 5th of May of each year, if not a legal holiday (and if such is a legal holiday, then on the next following day not a legal holiday), at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein.

        Section 3. SPECIAL MEETINGS. Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer, or by the presiding officer of the Board, if any. The Chief Executive Officer or the Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors; or (2) requested in writing by shareholders owning shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting. Any such written request shall be signed and dated and shall state the purpose or purposes of the proposed meeting.

        Section 4.  NOTICE TO SHAREHOLDERS.

        (a) Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

        (b) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

        (c) Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

        (d) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

        (e) Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly-called meeting.

        (f) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters' rights, and shall include the description of such statutory dissenters' rights required by the Code.

        (g) If any corporate action which would give rise to statutory dissenters' rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters' rights contemplated by paragraph
(b) above, to be given, not more than ten (10) days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

        Section 5.  FIXING OF RECORD DATE.

        (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

        (b) A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting.

        (c) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

        (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

        Section 6.  QUORUM AND VOTING REQUIREMENTS.

       (a) Except as otherwise provided by the Articles of Incorporation or the Code:

           (i) A "Voting Group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

           (ii) Except as provided in paragraph (d) of this Section or otherwise set forth in the Articles of Incorporation or in a designation of rights and preferences, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

           (iii) A majority of the votes entitled to be cast on the matter by a Voting Group constitutes a quorum of that Voting Group for action on that matter.

            (iv) The presence of a quorum of each Voting Group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

            (v) Action on a matter other than election of directors is approved by a Voting Group if a quorum of such Voting Group exists and the number of votes cast within such Voting Group in favor of such action exceeds the number of votes cast within such Voting Group against such action.

            (vi) Except as otherwise provided in these Bylaws, all shares entitled to vote for election of directors shall vote thereon as a single Voting Group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such Voting Group is present.

        (b) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these Bylaws to be, set for that adjourned meeting.

        (c) If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

        Section 7. PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his attorney-in-fact; or (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or valid after eleven months from its date, unless said proxy expressly provides for a longer period.

        Section 8. INFORMAL ACTIONS BY SHAREHOLDERS. The shareholders may take actions by unanimous written consent without a meeting as and in the manner authorized by the Articles of Incorporation or the Code.

                                  ARTICLE IV.

                                   DIRECTORS

        Section 1. GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these Bylaws approved by the shareholders of the Corporation, or any otherwise lawful agreement among the shareholders of the Corporation.

        Section 2. NUMBER, TENURE, QUALIFICATIONS. The Board shall consist of not less than two (2) and not more than thirteen (13) members, the precise number of seats to be fixed by resolution of the Board of Directors from time to time. If the Board by resolution votes to increase its membership at any time other than in conjunction with a meeting of the shareholders at which the additional members are to be elected by the shareholders, the Board may elect persons to fill the new increased seats in the same manner as vacancies are filled under Section 3 of this Article IV. Each member of the Board shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors shall be natural persons who are eighteen (18) years of age or older, but need not be shareholders or residents of Georgia unless the Articles of Incorporation require otherwise.

        Section 3. VACANCIES, HOW FILLED. If any vacancy shall occur in the membership of the Board by reason of the resignation, removal or death of a director, the remaining directors shall continue to act, and such vacant seat may be filled by the affirmative vote of the majority of the directors then in office, though less than a quorum, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A director elected to fill a vacant seat shall be elected for the unexpired term of his predecessor in office.

        Section 4. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

        Section 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

        Section 6. REGULAR MEETINGS. A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

        Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two
(2) days' notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

        Section 8. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER. Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these Bylaws.

        Section 9. QUORUM. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

        Section 10. MANNER OF ACTING. Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

        (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

        (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

        (3) He does not vote in favor of the action taken and delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

        Section 11.  COMMITTEES.

        (a) Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

        (b) The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 11 and their members.

        (c) To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

        (1) Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

        (2) Fill vacancies on the Board or on any of its committees;

        (3) Exercise any authority which the Board may have to amend the Articles of Incorporation;

        (4) Adopt, amend, or repeal bylaws; or

        (5) Approve a plan of merger not requiring shareholder approval.

        Section 12. ACTION WITHOUT FORMAL MEETING. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

        Section 13. CONFERENCE CALL MEETINGS. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference videophone, television or telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE V.

                                    OFFICERS

        Section 1. GENERALLY. The officers of the Corporation shall be a Chairman, one or more Vice Chairmen, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of
Section 11 of this Article V. The Chairman, one or more Vice Chairmen, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, one or more Vice Presidents, the Secretary and the Treasurer, shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. The failure to hold such election shall not of itself terminate the term of office of any officer. Any number of offices may be held simultaneously by the same person, except that the person serving as Chief Financial Officer may not serve simultaneously as the Chief Executive Officer. The Chairman and any Vice Chairman shall be Directors of the Corporation. All other officers may, but need not, the Directors. Any officer may resign at any time upon written notice to the Corporation.

        Any officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to this contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

        Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

        In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

        Section 2. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present and shall have such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

        Section 3. POWERS AND DUTIES OF THE VICE CHAIRMAN. The Vice Chairman or Chairman shall have such powers and perform such duties as may from time to time be assigned by the Board of Directors or the Chairman. In the absence of the Chairman, the Vice Chairman (or if more than one, one of the Vice Chairmen as designated by the Board of Directors) shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present.

        Section 4. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of the Chief Executive Officer; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Executive Officer and delegated to some other officer or agent of the Corporation by the Board of Directors. In the absence or disability of the Chairman and all Vice-Chairmen, the Chief Executive Officer shall preside at all meetings of the shareholders and shall have such other powers and perform such other duties as may from time to time be assigned by him by these Bylaws or by the Board of Directors.

        Section 5.  POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER.
The Chief Operating Officer shall be the principal operating officer of the Corporation with authority as such, and at the request of the Chief Executive Officer or in his absence or disability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or Chief Executive Officer.

        Section 6. POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the chief accounting officer of the Corporation; he shall see that the books of account and other accounting records of the Corporation are kept in proper form and accurately; and, in general, he shall perform all the duties incident to the office of Chief Financial Officer of the Corporation and such other duties as may be from time to time assigned to him by the Board of Directors or the Chief Executive Officer.

        Section 7. POWERS AND DUTIES OF THE PRESIDENT. The President shall act as a general executive officer of the Corporation and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or by the Chief Executive Officer.

        Section 8. POWERS AND DUTIES OF THE VICE PRESIDENT. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the Chief Executive Officer.

        Section 9. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of any meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; he shall be the custodian of the general books and records of the Corporation maintained in the ordinary course of business or otherwise; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or the Board of Directors or the Chief Executive Officer.

        Section 10. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into this hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or depository or depositaries as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the Chief Executive Officer shall render statements of such accounts; and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the Chief Executive Officer.

        Section 11. ADDITIONAL OFFICERS. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Financial Officers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

        The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and any similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

        Section 12. GIVING OF BOND BY OFFICERS. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.


        Section 13. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of shareholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

        Section 14. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                  ARTICLE VI.

                                INDEMNIFICATION

        Section 1. DEFINITIONS FOR INDEMNIFICATION PROVISIONS. As used in this Article VI, the term:

        (1) "Corporation" includes any domestic or foreign predecessor entity of the "Corporation" (as defined in Article I of these Bylaws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2) "director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3)     "expenses" include attorneys' fees.

        (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

        (5) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (6) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

        Section 2. MANDATORY INDEMNIFICATION AGAINST EXPENSES. Unless otherwise provided by the Articles of Incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the Corporation, the Corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

        Section 3.  AUTHORITY FOR INDEMNIFICATION.

        (a) Except as provided in subsections (d) and (e) of this Section 3, or as otherwise provided in the Articles of Incorporation, the Corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        (b) A party's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Section 3.

        (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or person did not meet the standard of conduct set forth in subsection (a) of this Section 3.

        (d)     The Corporation may not indemnify a director under this Section
                3:

        (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

        (2) In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.


        (e) Indemnification permitted under this Section 3 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 4.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.


        (a) The Corporation shall not indemnify a director under Section 3 of this Article VI unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of such
Section 3.

        (b) The determination required by subsection (a) hereof shall be made:

        (1) By the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

        (2) If a quorum cannot be obtained under paragraph (1) of this subsection (b), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

        (3)     By special legal counsel:

                         (A) Selected by the Board or its committee in the
                manner prescribed in paragraph (1) or (2) of this subsection;
                or

                         (B) If a quorum of the Board cannot be obtained under
                paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full Board (in which directors who are parties may participate); or

        (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        (c) Authorization of indemnification or an obligation to indemnify with respect to another person who is not a director and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection
(b) hereof, except that if such determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select counsel under paragraph (3) of subsection (b) of this Section 4.

        Section 5.  SHAREHOLDER-APPROVED INDEMNIFICATION.

        (a) Without regard to any limitations contained in any other section of this Article VI, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation's Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation.

        (b)     The Corporation shall not indemnify a director under this
Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

        (1) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

        (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

        (3)     For any type of liability for unlawful distribution under
                Section 14-2-832 of the Code, or any successor statute; or

        (4) For any transaction from which he received an improper personal benefit.

        (c) Where approved or authorized in the manner described in subsection (a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

        (1) The director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this
                Section 5; and

        (2) The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Section 5.

        Section 6.  ADVANCES FOR EXPENSES.

        (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

        (1) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 3 of this Article VI; and

        (2) The director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article.

        (b) The undertaking required by paragraph (2) of subsection (a) of this Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

        Section 7. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Except as otherwise provided in the Articles of Incorporation, an officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the Code and to apply for court ordered indemnification under Section 14-2-854 of the Code, to the same extent as a director. An officer, employee or agent of the Corporation who is not a director shall be indemnified under the standards and procedures set forth in Sections 3, 4 and 5 of this Article VI, consistent with public policy, and may receive advancement of expenses under the procedures in Section 6, if such advancement is authorized by the Board of Directors, in its discretion.

        Section 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under this Article VI or applicable law.

        Section 9. EXPENSES FOR APPEARANCE AS WITNESS. Nothing contained in this Article VI shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.


                                  ARTICLE VII.

                            FAIR PRICE REQUIREMENTS

        Section 1.       DEFINITIONS.

        As used in this Article VII, the term:

        (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control With a specified person.

        (2) "Announcement Date" means the date of the first general public announcement of the proposal of the Business Combination.

        (3) "Associate," when used to indicate a relationship with any person, means:

                (A) Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

                (B) Any trust or other estate in which such person has a beneficial interest of ten percent (10%) or more or as to which such person serves as trustee or in a similar fiduciary capacity; and

                (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

        (4) "Beneficial Owner" means a person shall be considered to be the beneficial owner of any equity securities:

                (A) Which such person or any of such person's Affiliates or Associates owns, directly or indirectly;

                (B) Which such person or any of such person's Affiliates or Associates, directly or indirectly, has:

                    (i) The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                    (ii) The right to vote pursuant to any agreement,
                arrangement, or understanding; or

                (C) Which are owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities.

        (5)     "Business Combination" means:

                (A) Any merger of the Corporation or any subsidiary with:

                    (i)  Any Interested Shareholder; or

                    (ii) Any other corporation, whether or not itself an
                Interested Shareholder, which is, or after the merger would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

                (B) Any share exchange with (i) any Interested Shareholder or
        (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the share exchange would be, an

        Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

                (C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the net assets of the Corporation as of the end of such fiscal quarter;

                (D) The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions in any 12-month period, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares;

                (E) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                (F) Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger of the Corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12-month period, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

        (6) "Continuing Director" means any member of the board of directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or any of its subsidiaries, and who was a director of the Corporation prior to the Determination Date, and any successor to such Continuing Director who is not an Affiliate or an Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or its subsidiaries, and is recommended or elected by a majority of all of the Continuing Directors.

        (7) "Control," including the terms "Controlling," "Controlled By," and "Under Common Control With," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing ten percent (10%) or more of the votes entitled to be cast by the Corporation's Voting Shares shall create an irrebuttable presumption of control.

        (8) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

        (9)     "Fair Market Value" means:

                (A) In the case of securities, the highest closing sale price, during the period beginning with and including the Determination Date and for 29 days prior to such date, of such a security on a principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30-day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire board of directors; and

                (B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire board of directors of the Corporation.

        (10) "Interested Shareholder" means any person, other than the Corporation, its subsidiaries, Isador Mitzner, David Keller or any of their Affiliates, that:

                (A) Is the Beneficial Owner of ten percent (10%) or more of the voting power of the outstanding Voting Shares of the Corporation; or

                (B) Is an Affiliate of the Corporation and, at any time within the two-year period immediately prior to the date in question, was the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Shares of the Corporation.

For the purpose of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall not include any unissued Voting Shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

        (11) "Net Assets" means the amount by which the total assets of the Corporation exceed the total debts of the Corporation.

        (12) "Voting Shares" means shares entitled to vote generally in the election of directors.


Section 2.      ADDITIONAL BUSINESS COMBINATION APPROVAL.

        In addition to any vote otherwise required by law or the Articles of Incorporation of the Corporation, a Business Combination shall be:

                (1) Unanimously approved by the Continuing Directors, provided that the Continuing Directors constitute at least three members of the board of directors at the time of such approval; or

                (2) Recommended by at least two-thirds of the Continuing Directors and approved by a majority of the votes entitled to be cast by holders of Voting Shares, other than Voting Shares beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination.

Section 3. "INTERESTED SHAREHOLDER" DEFINED AND EXCEPTION TO VOTE REQUIREMENT OF ARTICLE VII, SECTION 2.

        (a) As used in this Article VII, Section 3, the term "Interested Shareholder" refers to the Interested Shareholder which is party to, or an Affiliate of which is party to, the Business Combination in question, other than Isador Mitzner, David Keller or any of their Affiliates.

        (b) The vote required by Section 2 of this Article VII does not apply to a Business Combination if each of the following conditions is met:

                (1) The aggregate amount of the cash, and the Fair Market Value as of five days before the consummation of the Business Combination of consideration other than cash, to be received per share by holders of any class of common shares or any class or series of preferred shares in such Business Combination is at least equal to the highest of the following:

                    (A) The highest per share price, including any
                brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the same class or series acquired by it:

                        (i)  Within the two-year period immediately
                     prior to the Announcement Date; or

                        (ii) In the transaction in which it became
                     an Interested Shareholder, whichever is higher;

                    (B) The Fair Market Value per share of such class or
                series as determined on the Announcement Date or as determined on the Determination Date, whichever is higher; or

                    (C) In the case of shares other than common shares,
                the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, provided that this subparagraph shall only apply if the Interested Shareholder has acquired shares of such class or series within the two-year period immediately prior to the Announcement Date;

                (2) The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same for as the Interested Shareholder has previously paid for shares of the same class or series. If the Interested Shareholder has paid for shares of any class or series of shares with varying forms of consideration, the form of consideration for such class or series of shares shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it;

                (3) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                    (A) Unless approved by a majority of the Continuing
                Directors, there shall have been:

                        (i)   No failure to declare and pay at the
                    regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the Corporation;

                        (ii)  No reduction in the annual rate of
                    dividends paid on any class of common shares, except as necessary to reflect any subdivision of the shares;

                        (iii) An increase in such annual rate of
                    dividends as is necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares; and

                        (iv) No increase in the Interested Share holder's percentage ownership of any class or series of shares of the Corporation by more than one percent (1%) in any 12-month period;

                    (B) The provisions of divisions (i) and (ii) of
                subparagraph (A) of this paragraph shall not apply if the Interested Shareholder or an Affiliate or Associate of the Interested Shareholder did not vote as a director of the Corporation in a manner inconsistent with divisions (i) and
                (ii) of subparagraph (A) of this paragraph and the Interested Shareholder, within ten (10) days after any act or failure to act inconsistent with divisions (i) and (ii) of subparagraph
                (A) of this paragraph, notified the board of directors of the Corporation in writing that the Interested Shareholder disapproved thereof and requested in good faith that the board of directors rectify the act or failure to act; and

                (4) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder has not received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

Section 4.      REPEAL OF ARTICLE VII AND LIMITATIONS.

        (a) This Article VII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors.

        (b) The requirement of Section 2 of this Article VII shall not apply to Business Combinations with an Interested Shareholder or its Affiliates if, during the three-year period immediately preceding the consummation of the Business Combination, the Interested Shareholder has not at any time during such period:

        (1)     Ceased to be an Interested Shareholder; or

        (2) Increased its percentage ownership of any class or series of common or preferred shares of the Corporation by more than one percent (1%) in any 12-month period.


                                 ARTICLE VIII.

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

Section 1.      DEFINITIONS.

        For purposes of this Article VIII, the definitions contained in Article VII, Section 1 shall be applicable with the following exceptions:

                (1) For purposes of this part, a person shall not be considered to be the "Beneficial Owner," as that term is defined Article VII,
        Section 1, of:

                    (A) Stock tendered pursuant to a tender or exchange
                offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or

                    (B) Any equity securities which such person or such
                person's Affiliates or Associates have the right to vote pursuant to any agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons;

                (2) For purposes of this part, "Business Combination" means:

                    (A) Any merger or consolidation of the Corporation or
                any subsidiary with (i) any Interested Shareholder; or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction other than as a result of the Interested Shareholder's ownership of the Corporation's voting stock;

                    (B) Any sale, lease, transfer, or other disposition,
                other than in the ordinary course of business, in one transaction or in a series of transactions, to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the Net Assets of the Corporation as of the end of such fiscal quarter;

                    (C) The issuance or transfer by the Corporation, or
                any subsidiary, in one transaction or a series of transactions, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares, and except pursuant to the exercise or conversion of securities exercisable for or convertible into shares of the Corporation, or any subsidiary, which securities were outstanding prior to the time that any Interested Shareholder became such;

                    (D) The adoption of any plan or proposal for the
                liquidation or dissolution of the Corporation;

                    (E) Any reclassification of securities, including any
                reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, which has the effect, directly or indirectly, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                    (F) Any receipt by the Interested Shareholder, or any
                Affiliate or Associate of the Interested Shareholder, other than in the ordinary course of business, of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits or assistance or any tax credits or other tax advantages provided by or through the Corporation or any of its subsidiaries; and

                    (G) Any share exchange with (i) any Interested
                Shareholder or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the share exchange would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction; and

                (3) For purposes of this Article VIII, the presumption of control created by paragraph (7) of Article VII, Section 1 shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have Control of the Corporation.

Section 2.      BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS.

        (a) The Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of five years (5) following the time that such shareholder became an Interested Shareholder, unless:

                (1) Prior to such time, the Corporation's board of directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

                (2) In the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder became the Beneficial Owner of at least ninety percent (90%) of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by: (A) persons who are directors or officers, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

                (3) Subsequent to becoming an Interested Shareholder, such shareholder acquired additional shares resulting in the Interested Shareholder being the Beneficial Owner of at least ninety percent (90%) of the outstanding voting stock of the Corporation, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the Business Combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the Interested Shareholder or by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

        (b) The restrictions contained in this Section 2 shall not apply if a shareholder: (1) becomes an Interested Shareholder inadvertently; (2) as soon as practicable divests sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (3) would not, at any time within the five-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition.

Section 3.      REPEAL OF ARTICLE VIII.

        This Article VIII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors.

                                  ARTICLE IX.

                                  FISCAL YEAR

        The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

                                   ARTICLE X.

                               ANNUAL STATEMENTS

        No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

        (1) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year; and

        (2) A profit and loss statement showing the results of its operation during the fiscal year.

        Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders' equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

                If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation's accounting records:

        (1) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

        (2) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                  ARTICLE XII.

                                 CAPITAL STOCK

        Section 1.  FORM.

                Except as otherwise provided for in paragraph (b) of this
Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

                If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and the Corporation's state of incorporation,
(ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these Bylaws, or by any legal agreement among the shareholders of the Corporation.

        Section 2. TRANSFER. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article XI of these Bylaws.

        Section 3. RIGHTS OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE XII.

                                      SEAL

        The corporate seal shall be in such forms as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine. If the form including the Corporation's name and state of incorporation shall be unavailable, the person authorized to impress the seal may write or type the words "Corporate Seal" in lieu of such form. A facsimile seal may be used on any certificate representing a security issued by the Corporation.

                                 ARTICLE XIII.

                     REGISTERED OFFICE AND REGISTERED AGENT

        The registered office of the Corporation shall be located in the State of Georgia and the registered agent shall be determined from time to time by the offices of the Corporation any such changes to be evidenced by filing with the Secretary of State a notice of such change, in accordance with Section 14-2-502 of the Code, or any successor statute.

        The Corporation may have other offices at such places within or without the State of Georgia as the Board may from time to time designate or the business of the Corporation may require or make desirable.

                                  ARTICLE XIV.

                                   AMENDMENTS

        Section 1.  AMENDMENTS GENERALLY.

                Except as otherwise provided in these Bylaws or in subsection
(c) of this Section 1, or in the Articles of Incorporation or by applicable law, the Board may amend or repeal any provision of these Bylaws or adopt any new bylaw, unless the shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor.

                The Corporation's shareholders have the right to amend or repeal any provision of these Bylaws, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board.

                Any provision of these Bylaws limiting the authority of the Board or establishing staggered terms for directors may be adopted, amended or repealed only by the shareholders.

        Section 2.  BYLAW INCREASING QUORUM OR VOTING REQUIREMENTS.

                Except as provided in Articles VII and VIII of these Bylaws, any bylaw which sets a greater quorum or voting requirement for shareholders (or Voting Groups of shareholders) than the minimum required by the Code may not be adopted, amended or repealed by the Board.

                Except as otherwise provided in the Articles of Incorporation or these Bylaws, a bylaw that fixes a greater quorum or voting requirement for the Board than the minimum required by the Code:

        (1) May be adopted, amended, or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast; and

        (2) May be adopted, amended, or repealed by the directors only by a majority of the entire Board after shareholder approval for the action has been obtained as herein provided.

        (c) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may be amended or repealed only by the specified vote of the shareholders.

        Section 3.  AMENDMENT OF ARTICLES VII AND VIII.

                Articles VII and VIII of these Bylaws may only be amended as provided therein.